EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 844-7637
Salt Lake City, Utah	January 26, 2015
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS ANNUAL NET EARNINGS FOR 2014
OF $333 MILLION, OR $1.71 PER DILUTED COMMON SHARE

SALT LAKE CITY, January 26, 2015 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported annual net earnings for 2014 of $333.0 million, or $1.71 per diluted common share, compared to $294.0 million, or $1.58 per diluted common share, for 2013.

Net earnings for the fourth quarter of 2014 were $73.2 million, or $0.36 per diluted common share, compared to $79.1 million, or $0.40 per diluted share for the third quarter of 2014, and $(59.4) million, or $(0.32) per diluted common share for the fourth quarter of 2013. Earnings per share for the fourth quarter of 2013 were adversely impacted by impairment losses on collateralized debt obligation securities (“CDOs”) as a result of the Volcker Rule and the Company’s risk reduction strategies.

Fourth Quarter 2014 Highlights

•
Net interest income increased to $430 million this quarter from $417 million in the prior quarter, primarily due to lower interest expense that resulted from the redemption of long-term debt during the prior quarter. As a result, the net interest margin increased to 3.25% this quarter from 3.20% in the prior quarter.

•
The provision for loan losses increased to $12 million this quarter from a negative $55 million in the prior quarter, as the Company moved to strengthen reserves for its energy-related lending in light of recent declines in energy prices.

•
Credit quality metrics were stable to slightly improved, as nonperforming lending-related assets and classified loans each declined 3% this quarter from the prior quarter, and net charge-offs were 0.17% annualized of average loans.

•	The estimated Basel I Tier 1 common equity ratio was stable compared to the prior quarter and was among the highest in the industry at 11.92% at December 31, 2014.

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ZIONS BANCORPORATION
Press Release – Page 2
January 26, 2015

“We are encouraged with the continued strength of our capital and credit quality and believe the Company is well positioned for the next several quarters and years,” said Harris H. Simmons, chairman and chief executive officer. “Unemployment in our footprint has declined faster than the national average while job creation and household formation is faster than the national rate. However, we are exercising caution on lending and maintaining strong discipline with our underwriting standards and concentration limits.”

“We know there is concern regarding the potential effect of the decline of oil and gas prices on Zions’ credit quality and loan growth. Our team of energy bankers and executives, most of whom are at our Amegy Bank affiliate, has decades of energy lending experience through multiple oil and gas cycles. We are actively managing our energy-related exposure, including both individual credits and the portfolio as a whole. Our underwriting discipline has remained strong and growth in 2014 was minimal. We added to the energy-related allowance for credit losses this quarter primarily in recognition that, with the decline in oil and gas prices, the inherent credit risk in our energy portfolio has increased. Disciplined underwriting, combined with strong capital and loan loss reserve ratios, position us to deal effectively with challenges that may arise from the current price environment,” Simmons concluded.

Loans
Net loans and leases held for investment increased $324 million, or 0.8%, to $40.1 billion at December 31, 2014 from $39.7 billion at September 30, 2014. Increases of $535 million were primarily in Texas and Utah for commercial and industrial, and construction real estate loans. The increases were partially offset by $211 million of decreases in commercial owner occupied loans predominantly in the Company’s National Real Estate Group, and term commercial real estate loans primarily in Utah and Colorado, resulting from further competitive pressures from life insurance companies in a flat yield curve environment.

Average loans and leases of $39.8 billion during the fourth quarter of 2014 increased from $39.6 billion during the third quarter. Unfunded lending commitments were $17.6 billion at December 31, 2014, compared to $17.5 billion at September 30, 2014.

Energy-Related Exposure
At December 31, 2014, the Company had approximately $3.2 billion of primarily oil and gas energy-related loan balances, representing 7.9% of the total loan portfolio, compared to $3.1 billion and 7.7% at September 30, 2014, respectively. As of December 2014, $17 million (0.5%) of the $3.2 billion outstanding balances were nonperforming. The distribution of energy-related loans by customer market segment is shown in the following schedule.

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ZIONS BANCORPORATION
Press Release – Page 3
January 26, 2015

ENERGY-RELATED EXPOSURE*
(In millions)	December 31, 2014	September 30, 2014

Loans and leases
Oil and gas-related	$3,172	$3,064
Alternative energy	225	209
Total loans and leases	3,397	3,273
Unused commitments to extend credit	2,827	2,727
Total credit exposure	$6,224	$6,000

Private equity investments	$19	$20

Distribution of oil and gas-related balances
Upstream – exploration and production	32%	34%
Midstream – marketing and transportation	19%	18%
Downstream – refining	2%	2%
Other non-services	2%	2%
Oilfield services	33%	31%
Energy service manufacturing	12%	13%
Total loans and leases	100%	100%

*
Many borrowers operate in multiple businesses. Therefore, judgment has been applied in characterizing a borrower as energy-related, and to a particular segment of energy-related activity, e.g., upstream or downstream.

The Company’s historical energy lending performance has been strong despite significant volatility in both oil and natural gas prices, largely due to efforts of our highly experienced, dedicated team of bankers, conservative underwriting standards, and solid risk management controls, as detailed later. Losses following the 2008-2009 period of oil and gas price volatility were modest, and the Company has applied lessons learned from that cycle to the management of the portfolio.

•	Historically, the Company’s cumulative energy net charge-offs have been significantly below the cumulative net loss rate of general commercial and industrial lending during the last five years.

•	Classified loans increased significantly during the last downturn, but nonaccrual loans increased much more modestly, and annual losses were relatively minor.

Risk Mitigation. Several factors reduce the risk inherent in the portfolio:

•	The Company utilizes concentration limits on its energy lending, and such limits served to constrain loan growth during the past several quarters and years.

•
The oil and gas energy-related portfolio contains only senior loans – no junior or second lien positions. The Company generally avoids making first liens to borrowers that employ significant leverage through the use of junior liens or large unsecured senior tranches of debt.

•	More than 90% of the total energy-related portfolio is secured by reserves, equipment, real estate, and other collateral, or a combination of collateral types.

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ZIONS BANCORPORATION
Press Release – Page 4
January 26, 2015

Regarding upstream exploration and production loans:

•	Most borrowers have relatively balanced production between oil and gas. Gas prices have experienced a much more muted decline than oil.

•
A significant portion of the Company’s reserve-based borrowers are hedged. Of the oil production projected in 2015 and 2016, more than 50% is hedged based on weighted average commitments and the latest data provided by customers.

•
The Company applies multiple discounts to the borrower's stated value of the collateral in determining the borrowing base (commitment), to help protect credit quality against significant commodity price declines.

•
The Company employs several third-party engineering firms to conduct independent and unbiased evaluations of the energy reserves. The Company also employs internal engineering staff to review the third-party evaluations; such staff report to the chief credit officer.

•
Reserve-based commitments are subject to a borrowing base re-determination based on then-current energy prices at least every six months. The Company generally has the right to conduct two other re-determinations during the year.

Regarding energy service loans:

•
Because of the potential volatility in cash flows for energy services companies, the Company significantly limits leverage and analyzes the hypothetical performance of such loans under severely reduced cash flows during underwriting. Debt-to-EBITDA ratios for energy services companies were generally in the area of 1.5-to-1 as of the most recent financial statements available from the borrowers.

•	Many borrowers are diversified geographically and service both oil and gas related drilling and production.

•
Included in the energy service loans shown in the previous schedule are companies that have a concentration of revenues to the energy industry. However, many of these borrowers provide a broad range of products and services to the energy industry, many of which are not subject to the same volatility as new drilling activities.

In the fourth quarter, observed credit quality in the energy-related portfolio remained strong and was relatively unchanged from the third quarter. During the fourth quarter, the Company conducted certain sensitivity analyses, and based on those analyses, subjected certain energy-related credits to further scrutiny, resulting in a small number of credit downgrades. The fact that the decline in energy prices has basically all taken place in one quarter makes it difficult to see any measurable changes to the financial condition of borrowers, which is a primary driver of individual loan risk grades; such grades, in turn, are a primary driver of the quantitative portion of the allowance for credit losses. Nevertheless, the Company recognizes that some of its energy-related credits likely have incurred losses, assuming current levels of oil and gas prices persist. Therefore, it made changes to certain qualitative adjustment factors that had the effect of increasing the allowance for credit losses by approximately $25 million.

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ZIONS BANCORPORATION
Press Release – Page 5
January 26, 2015

Finally, in addition to re-evaluating certain credits and bolstering the allowance for credit losses in the fourth quarter, the Company has initiated the process of interim borrowing base re-determinations on selected borrowers. This is expected to result in some reduction of the size of the lines of credit available to those borrowers, and may result in some credit downgrades. However, the Company believes it is prudent to take early action and secure additional collateral, reduce commitments, etc., rather than wait for the normal borrowing base re-determination period in the spring of 2015.

Deposits
Total deposits increased $1.5 billion to $47.8 billion at December 31, 2014, compared to $46.3 billion at September 30, 2014, due to increases in both commercial and consumer account balances. Average total deposits for the fourth quarter of 2014 increased $1.2 billion, or 3%, to $47.5 billion, compared to $46.3 billion for the third quarter of 2014. Average noninterest-bearing deposits accounted for $0.8 billion of the total quarterly growth and amounted to 44% of total average deposits, up from 41% in the same year-ago period. Deposit increases are usually seasonally strong in the fourth quarter.

Debt and Shareholders’ Equity
After several quarters of increases, accumulated other comprehensive income (loss) declined to $(128) million at December 31, 2014 from $(111) million at September 30, 2014 primarily due to increased pension benefit obligations at December 31, 2014, which resulted from a decline in long-term interest rates and increased life expectancy assumptions.
Tangible book value per common share improved by approximately 1% to $26.27 at December 31, 2014, compared to $26.00 at September 30, 2014. Compared to December 31, 2013, tangible book value per common share improved by approximately 10%.
The estimated Basel I Tier 1 common equity ratio was 11.92% at December 31, 2014, essentially unchanged from 11.86% at September 30, 2014, but improved 17%, or 1.74 percentage points from 10.18% at December 31, 2013, due largely to the issuance of $525 million of common equity in July 2014.

Investment Securities
During the fourth quarter of 2014, the Company sold approximately $195 million par amount of CDO securities ($158 million amortized cost), resulting in net realized losses of $13 million. This compares to sales of $239 million par amount ($174 million amortized cost) during the third quarter, which resulted in net realized losses of $19 million. Gains on paydowns and payoffs of CDO securities were approximately $2 million during the fourth quarter, compared to $5 million during the third quarter. As of December 31, 2014, the Company had either sold or received full payoff of all of its Volcker-prohibited fixed income investment securities.

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ZIONS BANCORPORATION
Press Release – Page 6
January 26, 2015

Also during the fourth quarter of 2014, driven by the Federal Reserve’s adoption of the liquidity coverage ratio and consistent with previously stated intentions, the Company purchased approximately $450 million par amount of U.S. agency mortgage-backed securities. These securities have a duration of approximately 3.5 years.

Net Interest Income
Net interest income increased to $430 million in the fourth quarter of 2014 from $417 million in the third quarter. The net interest margin increased to 3.25% in the fourth quarter of 2014, compared to 3.20% in the third quarter of 2014. Interest expense on long-term debt during the fourth quarter declined approximately $12 million due to the effect of long-term debt redemptions during the third quarter.

Noninterest Income
Noninterest income for the fourth quarter of 2014 was $129 million, compared to $116 million for the third quarter of 2014. The increase in dividends and other investment income and equity securities gains was primarily due to approximately $15 million of unrealized gains on Small Business Investment Company investments. This increase was partially offset by $4 million of impairment on certain Volcker-prohibited (“covered”) private equity investments (“PEIs”). During the fourth quarter, the Company sold two covered PEIs of approximately $6 million and, with the impairment charge, recorded the remaining covered portfolio at an estimated market value of $41 million at December 31, 2014.

Noninterest Expense
Noninterest expense for the fourth quarter of 2014 was $412 million, compared to $439 million for the third quarter of 2014. The decrease was due primarily to the $44 million debt extinguishment and a $5 million severance accrual in salaries and benefits that were both recorded in the third quarter, partially offset by (1) the provision for unfunded lending commitments increasing to a positive $2 million in the fourth quarter from a negative $16 million in the prior quarter, and (2) an increase in professional and legal services related to the Company’s CCAR submission and new lending, deposit and reporting systems.

Asset Quality
Nonperforming lending-related assets declined 3% to $326 million at December 31, 2014 from $335 million at September 30, 2014. Classified loans were $1.1 billion at December 31, 2014, compared to $1.2 billion at September 30, 2014, or a decline of 3%. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 0.81% at December 31, 2014, compared to 0.84% at September 30, 2014.
Net loan and lease charge-offs were $17 million in the fourth quarter of 2014, compared to $11 million in the third quarter of 2014. Recoveries were $18 million in the fourth quarter, compared to $15 million in the third quarter.

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ZIONS BANCORPORATION
Press Release – Page 7
January 26, 2015

Charge-offs during the quarter took place in the commercial portfolio and were not driven by energy-related lending.

The provision for credit losses consists of the provision for loan losses, $12 million in the fourth quarter, plus the provision for unfunded lending commitments of $2 million in the fourth quarter. The provisions for loan losses and unfunded lending commitments in the fourth quarter reflect the Company’s decision to increase the qualitative portion of the reserves due to recent sharp declines in energy prices, offset by continued improvement in credit quality metrics during the quarter. The large negative provisions during the third quarter were due to significant reductions in commitments and outstanding balances of construction and land development loans, which carry a higher reserve ratio, and to sustained improvement in broader economic and credit quality indicators. The allowance for credit losses was $686 million, or 1.71%, of loans and leases at December 31, 2014, compared to $690 million, or 1.74%, of loans and leases at September 30, 2014.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 26, 2015). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 55239414, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Company is a national leader in Small Business Administration lending and received 12 “Excellence” awards by Greenwich Associates for the 2013 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not

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ZIONS BANCORPORATION
Press Release – Page 8
January 26, 2015

guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 9
January 26, 2015

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.04	$0.04	$0.04
Book value per common share [1]	31.39	31.14	30.77	30.19	29.57
Tangible book value per common share [1]	26.27	26.00	25.13	24.53	23.88

SELECTED RATIOS
Return on average assets	0.61%	0.68%	0.87%	0.74%	(0.30)%
Return on average common equity	4.45%	5.05%	7.30%	5.52%	(4.51)%
Tangible return on average tangible common equity	5.42%	6.19%	9.07%	6.96%	(5.45)%
Net interest margin	3.25%	3.20%	3.29%	3.31%	3.33%

Capital Ratios
Tangible common equity ratio [1]	9.49%	9.70%	8.60%	8.24%	8.02%
Tangible equity ratio [1]	11.28%	11.54%	10.46%	10.06%	9.85%
Average equity to average assets	13.22%	12.87%	12.26%	11.90%	11.20%

Risk-Based Capital Ratios [1,2]
Basel I:
Tier 1 common equity	11.92%	11.86%	10.45%	10.56%	10.18%
Tier 1 leverage	11.84%	11.87%	11.00%	10.71%	10.48%
Tier 1 risk-based capital	14.47%	14.43%	13.00%	13.19%	12.77%
Total risk-based capital	16.26%	16.28%	14.90%	15.11%	14.67%

Taxable-equivalent net interest income	$434,789	$420,850	$420,202	$420,305	$435,714

Weighted average common and common-equivalent shares outstanding	203,277,500	197,271,076	185,286,329	185,122,844	184,208,544
Common shares outstanding [1]	203,014,903	202,898,491	185,112,965	184,895,182	184,677,696

[1]	At period end.

[2]	Ratios for December 31, 2014 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 10
January 26, 2015

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$845,905	$588,691	$1,384,131	$1,341,319	$1,175,083
Money market investments:
Interest-bearing deposits	7,174,134	7,464,865	6,386,353	8,157,837	8,175,048
Federal funds sold and security resell agreements	1,386,291	355,844	478,535	379,947	282,248
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $677,196, $642,529, $643,926, $635,379, and $609,547)	647,252	609,758	615,104	606,279	588,981
Available-for-sale, at fair value	3,844,248	3,563,408	3,462,809	3,423,205	3,701,886
Trading account, at fair value	70,601	55,419	56,572	56,172	34,559
	4,562,101	4,228,585	4,134,485	4,085,656	4,325,426

Loans held for sale	132,504	109,139	164,374	126,344	171,328

Loans and leases, net of unearned income and fees	40,064,016	39,739,795	39,630,363	39,198,136	39,043,365
Less allowance for loan losses	604,663	610,277	675,907	736,953	746,291
Loans, net of allowance	39,459,353	39,129,518	38,954,456	38,461,183	38,297,074

Other noninterest-bearing investments	865,950	855,743	854,978	848,775	855,642
Premises and equipment, net	829,809	811,127	803,214	785,519	726,372
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	25,520	28,160	30,826	33,562	36,444
Other real estate owned	18,916	27,418	27,725	39,248	46,105
Other assets	890,231	845,651	878,069	807,325	926,228
	$57,204,843	$55,458,870	$55,111,275	$56,080,844	$56,031,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$20,528,287	$19,770,405	$19,609,990	$19,257,889	$18,758,753
Interest-bearing:
Savings and money market	24,583,636	23,742,911	23,308,114	23,097,351	23,029,928
Time	2,406,924	2,441,756	2,500,303	2,528,735	2,593,038
Foreign	328,391	310,264	252,207	1,648,111	1,980,161
	47,847,238	46,265,336	45,670,614	46,532,086	46,361,880

Federal funds and other short-term borrowings	244,223	191,798	258,401	279,837	340,348
Long-term debt	1,092,282	1,113,677	1,933,136	2,158,701	2,273,575
Reserve for unfunded lending commitments	81,076	79,377	95,472	88,693	89,705
Other liabilities	564,049	486,523	453,562	435,311	501,056
Total liabilities	49,828,868	48,136,711	48,411,185	49,494,628	49,566,564

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,004,011	1,004,006	1,004,006	1,003,970	1,003,970
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 203,014,903, 202,898,491, 185,112,965, 184,895,182, and 184,677,696 shares	4,723,855	4,717,295	4,192,136	4,185,513	4,179,024
Retained earnings	1,776,150	1,711,785	1,640,785	1,542,195	1,473,670
Accumulated other comprehensive income (loss)	(128,041)	(110,927)	(136,837)	(145,462)	(192,101)
Total shareholders’ equity	7,375,975	7,322,159	6,700,090	6,586,216	6,464,563
	$57,204,843	$55,458,870	$55,111,275	$56,080,844	$56,031,127

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ZIONS BANCORPORATION
Press Release – Page 11
January 26, 2015

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Interest income:
Interest and fees on loans	$431,083	$430,415	$433,801	$434,344	$458,493
Interest on money market investments	5,913	5,483	4,888	5,130	5,985
Interest on securities	24,963	24,377	24,502	28,094	25,539
Total interest income	461,959	460,275	463,191	467,568	490,017

Interest expense:
Interest on deposits	12,548	12,313	12,096	12,779	13,622
Interest on short- and long-term borrowings	18,982	31,144	34,812	38,324	44,360
Total interest expense	31,530	43,457	46,908	51,103	57,982

Net interest income	430,429	416,818	416,283	416,465	432,035
Provision for loan losses	11,587	(54,643)	(54,416)	(610)	(30,538)
Net interest income after provision for loan losses	418,842	471,461	470,699	417,075	462,573

Noninterest income:
Service charges and fees on deposit accounts	43,616	44,941	42,873	42,594	43,729
Other service charges, commissions and fees	49,479	51,005	47,513	43,519	46,877
Wealth management income	8,078	7,438	7,980	7,077	8,067
Capital markets and foreign exchange	6,213	5,361	5,842	5,000	6,516
Dividends and other investment income	16,479	11,324	7,995	7,864	9,898
Loan sales and servicing income	6,447	6,793	6,335	6,474	5,155
Fair value and nonhedge derivative income (loss)	(961)	44	(1,934)	(8,539)	(5,347)
Equity securities gains, net	9,606	440	2,513	912	314
Fixed income securities gains (losses), net	(11,620)	(13,901)	5,026	30,914	(6,624)
Impairment losses on investment securities:
Impairment losses on investment securities	—	—	—	(27)	(141,733)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	—	—	—
Net impairment losses on investment securities	—	—	—	(27)	(141,733)
Other	2,060	2,627	707	2,531	1,998
Total noninterest income (loss)	129,397	116,072	124,850	138,319	(31,150)

Noninterest expense:
Salaries and employee benefits	238,738	245,520	238,764	233,406	226,616
Occupancy, net	29,962	28,495	28,939	28,305	28,733
Furniture, equipment and software	30,858	28,524	27,986	27,944	27,450
Other real estate expense	(3,467)	875	(266)	1,607	(1,024)
Credit-related expense	7,465	6,475	7,139	6,906	6,509
Provision for unfunded lending commitments	1,699	(16,095)	6,779	(1,012)	5,558
Professional and legal services	26,257	16,588	12,171	10,995	23,886
Advertising	5,805	6,094	6,803	6,398	5,571
FDIC premiums	8,031	8,204	8,017	7,922	8,789
Amortization of core deposit and other intangibles	2,640	2,665	2,736	2,882	3,224
Debt extinguishment cost	—	44,422	—	—	79,910
Other	64,203	66,769	66,959	72,710	79,528
Total noninterest expense	412,191	438,536	406,027	398,063	494,750

Income (loss) before income taxes	136,048	148,997	189,522	157,331	(63,327)
Income taxes (benefit)	47,789	53,109	69,972	56,121	(21,855)
Net income (loss)	88,259	95,888	119,550	101,210	(41,472)
Preferred stock dividends	(15,053)	(16,761)	(15,060)	(25,020)	(17,965)
Net earnings (loss) applicable to common shareholders	$73,206	$79,127	$104,490	$76,190	$(59,437)

Weighted average common shares outstanding during the period:
Basic shares	202,783	196,687	184,668	184,440	184,209
Diluted shares	203,278	197,271	185,286	185,123	184,209

Net earnings (loss) per common share:
Basic	$0.36	$0.40	$0.56	$0.41	$(0.32)
Diluted	0.36	0.40	0.56	0.41	(0.32)

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ZIONS BANCORPORATION
Press Release – Page 12
January 26, 2015

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In thousands, except per share amounts)	2014	2013	2012
	(Unaudited)
Interest income:
Interest and fees on loans	$1,729,643	$1,814,600	$1,889,884
Interest on money market investments	21,414	23,363	21,080
Interest on securities	101,936	103,442	127,758
Total interest income	1,852,993	1,941,405	2,038,722

Interest expense:
Interest on deposits	49,736	58,913	80,146
Interest on short- and long-term borrowings	123,262	186,164	226,636
Total interest expense	172,998	245,077	306,782

Net interest income	1,679,995	1,696,328	1,731,940
Provision for loan losses	(98,082)	(87,136)	14,227
Net interest income after provision for loan losses	1,778,077	1,783,464	1,717,713

Noninterest income:
Service charges and fees on deposit accounts	174,024	176,339	176,401
Other service charges, commissions and fees	191,516	181,473	174,420
Wealth management income	30,573	29,913	28,402
Capital markets and foreign exchange	22,416	28,051	26,810
Dividends and other investment income	43,662	46,062	55,825
Loan sales and servicing income	26,049	35,293	39,929
Fair value and nonhedge derivative loss	(11,390)	(18,152)	(21,782)
Equity securities gains, net	13,471	8,520	11,253
Fixed income securities gains (losses), net	10,419	(2,898)	19,544
Impairment losses on investment securities:
Impairment losses on investment securities	(27)	(188,606)	(166,257)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	23,472	62,196
Net impairment losses on investment securities	(27)	(165,134)	(104,061)
Other	7,925	17,940	13,129
Total noninterest income	508,638	337,407	419,870

Noninterest expense:
Salaries and employee benefits	956,428	912,918	885,661
Occupancy, net	115,701	112,303	112,947
Furniture, equipment and software	115,312	106,629	108,990
Other real estate expense	(1,251)	1,712	19,723
Credit related expense	27,985	33,653	50,518
Provision for unfunded lending commitments	(8,629)	(17,104)	4,387
Professional and legal services	66,011	67,968	52,509
Advertising	25,100	23,362	25,720
FDIC premiums	32,174	38,019	43,401
Amortization of core deposit and other intangibles	10,923	14,375	17,010
Debt extinguishment cost	44,422	120,192	—
Other	270,641	300,412	275,151
Total noninterest expense	1,654,817	1,714,439	1,596,017

Income before income taxes	631,898	406,432	541,566
Income taxes	226,991	142,977	193,416
Net income	404,907	263,455	348,150
Net loss applicable to noncontrolling interests	—	(336)	(1,366)
Net income applicable to controlling interest	404,907	263,791	349,516
Preferred stock dividends	(71,894)	(95,512)	(170,885)
Preferred stock redemption	—	125,700	—
Net earnings applicable to common shareholders	$333,013	$293,979	$178,631

Weighted average common shares outstanding during the year:
Basic shares	192,207	183,844	183,081
Diluted shares	192,789	184,297	183,236

Net earnings per common share:
Basic	$1.72	$1.58	$0.97
Diluted	1.71	1.58	0.97

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ZIONS BANCORPORATION
Press Release – Page 13
January 26, 2015

Note: FDIC-supported/PCI loans previously disclosed separately have been reclassified beginning this quarter to their respective loan segments and classes due to declining materiality. Subsequent schedules presented herein reflect, as applicable, these reclassifications.
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Commercial:
Commercial and industrial	$13,163	$12,874	$12,789	$12,493	$12,459
Leasing	409	405	415	390	388
Owner occupied	7,351	7,430	7,499	7,460	7,568
Municipal	521	518	522	482	449
Total commercial	21,444	21,227	21,225	20,825	20,864

Commercial real estate:
Construction and land development	1,986	1,895	2,343	2,267	2,193
Term	8,127	8,259	8,093	8,239	8,203
Total commercial real estate	10,113	10,154	10,436	10,506	10,396

Consumer:
Home equity credit line	2,321	2,266	2,215	2,177	2,147
1-4 family residential	5,201	5,156	4,830	4,800	4,742
Construction and other consumer real estate	371	350	339	330	325
Bankcard and other revolving plans	401	389	381	365	361
Other	213	198	204	195	208
Total consumer	8,507	8,359	7,969	7,867	7,783

Total loans	$40,064	$39,740	$39,630	$39,198	$39,043
FDIC-Supported/PCI Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported/PCI loans	$8,876	$7,696	$11,701	$18,453	$28,502
FDIC indemnification asset	(1,532)	(5,935)	(9,314)	(15,972)	(19,934)

Balance at end of period:
FDIC-supported/PCI loans (included in loans and leases)	181,140	190,441	250,568	285,313	350,271
FDIC indemnification asset (included in other assets)	1,605	759	5,777	13,184	26,411

	Three Months Ended
(In thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Statement of income:

Interest income:
Interest and fees on loans	$8,876	$7,696	$11,701	$18,453	$28,502

Noninterest expense:
Other noninterest expense	1,532	5,935	9,314	15,972	19,934
Net increase in pretax income	$7,344	$1,761	$2,387	$2,481	$8,568

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ZIONS BANCORPORATION
Press Release – Page 14
January 26, 2015

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Nonaccrual loans	$306,648	$307,230	$351,447	$401,666	$406,613
Other real estate owned	18,916	27,418	27,725	39,248	46,105
Total nonperforming lending-related assets	$325,564	$334,648	$379,172	$440,914	$452,718

Ratio of nonperforming lending-related assets to loans[1] and leases and other real estate owned	0.81%	0.84%	0.95%	1.12%	1.15%

Accruing loans past due 90 days or more	$29,228	$30,755	$46,769	$38,190	$40,348
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.07%	0.08%	0.12%	0.10%	0.10%

Nonaccrual loans and accruing loans past due 90 days or more	$335,876	$337,985	$398,216	$439,856	$446,961
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.84%	0.85%	1.00%	1.12%	1.14%

Accruing loans past due 30-89 days	$86,488	$89,081	$108,083	$114,405	$116,512

Restructured loans included in nonaccrual loans	97,779	109,673	103,157	130,534	136,135
Restructured loans on accrual	245,550	264,994	320,206	318,886	345,299

Classified loans	1,147,106	1,187,407	1,304,077	1,379,501	1,333,224

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 15
January 26, 2015

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Allowance for Loan Losses
Balance at beginning of period	$610,277	$675,907	$736,953	$746,291	$797,523
Add:
Provision for losses	11,587	(54,643)	(54,416)	(610)	(30,538)
Adjustment for FDIC-supported/PCI loans	(19)	(25)	(444)	(817)	(1,481)
Deduct:
Gross loan and lease charge-offs	(35,544)	(26,471)	(23,400)	(20,795)	(37,405)
Recoveries	18,362	15,509	17,214	12,884	18,192
Net loan and lease charge-offs	(17,182)	(10,962)	(6,186)	(7,911)	(19,213)
Balance at end of period	$604,663	$610,277	$675,907	$736,953	$746,291

Ratio of allowance for loan losses to loans and leases, at period end	1.51%	1.54%	1.71%	1.88%	1.91%

Ratio of allowance for loan losses to nonperforming loans, at period end	197.18%	198.64%	192.32%	183.47%	183.54%

Annualized ratio of net loan and lease charge-offs to average loans	0.17%	0.11%	0.06%	0.08%	0.20%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$79,377	$95,472	$88,693	$89,705	$84,147
Provision charged (credited) to earnings	1,699	(16,095)	6,779	(1,012)	5,558
Balance at end of period	$81,076	$79,377	$95,472	$88,693	$89,705

Total Allowance for Credit Losses
Allowance for loan losses	$604,663	$610,277	$675,907	$736,953	$746,291
Reserve for unfunded lending commitments	81,076	79,377	95,472	88,693	89,705
Total allowance for credit losses	$685,739	$689,654	$771,379	$825,646	$835,996

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.71%	1.74%	1.95%	2.11%	2.14%

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ZIONS BANCORPORATION
Press Release – Page 16
January 26, 2015

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Loans held for sale	$—	$—	$29	$—	$—

Commercial:
Commercial and industrial	106	88	83	111	101
Leasing	—	1	1	1	1
Owner occupied	87	98	101	128	137
Municipal	1	8	9	10	10
Total commercial	194	195	194	250	249

Commercial real estate:
Construction and land development	24	25	24	29	29
Term	25	30	44	60	61
Total commercial real estate	49	55	68	89	90

Consumer:
Home equity credit line	12	12	11	10	9
1-4 family residential	50	43	45	48	53
Construction and other consumer real estate	2	2	2	3	4
Bankcard and other revolving plans	—	—	1	1	1
Other	—	—	1	1	1
Total consumer	64	57	60	63	68
Subtotal nonaccrual loans	307	307	322	402	407
Total nonaccrual loans	$307	$307	$351	$402	$407

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Commercial:
Commercial and industrial	$18	$9	$7	$1	$15
Leasing	—	—	—	(1)	—
Owner occupied	—	2	(2)	2	1
Municipal	—	—	—	—	—
Total commercial	18	11	5	2	16

Commercial real estate:
Construction and land development	(1)	(2)	(3)	(2)	(3)
Term	(1)	2	3	7	5
Total commercial real estate	(2)	—	—	5	2

Consumer:
Home equity credit line	—	—	1	—	—
1-4 family residential	1	(1)	(1)	1	—
Construction and other consumer real estate	—	—	—	(1)	—
Bankcard and other revolving plans	—	1	1	2	1
Other	—	—	—	(1)	—
Total consumer loans	1	—	1	1	1
Total net charge-offs	$17	$11	$6	$8	$19

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ZIONS BANCORPORATION
Press Release – Page 17
January 26, 2015

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2014		September 30, 2014		June 30, 2014
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,708,616	0.27%	$8,489,153	0.26%	$7,500,554	0.26%
Securities:
Held-to-maturity	634,973	4.97%	612,244	5.13%	600,392	5.37%
Available-for-sale	3,676,403	1.98%	3,383,618	2.10%	3,355,710	2.12%
Trading account	69,323	3.02%	50,970	3.14%	66,929	3.39%
Total securities	4,380,699	2.43%	4,046,832	2.57%	4,023,031	2.63%

Loans held for sale	115,372	3.53%	124,347	3.76%	113,569	3.61%
Loans and leases [1]	39,845,708	4.31%	39,567,789	4.33%	39,544,113	4.41%
Total interest-earning assets	53,050,395	3.49%	52,228,121	3.53%	51,181,267	3.66%
Cash and due from banks	768,490		861,798		922,421
Allowance for loan losses	(607,317)		(674,590)		(734,517)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	26,848		29,535		32,234
Other assets	2,692,137		2,668,896		2,620,739
Total assets	$56,944,682		$56,127,889		$55,036,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$24,089,519	0.16%	$23,637,158	0.16%	$23,479,755	0.15%
Time	2,426,878	0.45%	2,466,552	0.45%	2,507,489	0.47%
Foreign	325,013	0.15%	254,549	0.16%	258,234	0.17%
Total interest-bearing deposits	26,841,410	0.19%	26,358,259	0.19%	26,245,478	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	205,507	0.13%	176,383	0.12%	261,011	0.10%
Long-term debt	1,102,673	6.81%	1,878,247	6.57%	2,038,810	6.84%
Total borrowed funds	1,308,180	5.76%	2,054,630	6.01%	2,299,821	6.07%
Total interest-bearing liabilities	28,149,590	0.44%	28,412,889	0.61%	28,545,299	0.66%
Noninterest-bearing deposits	20,705,718		19,932,040		19,212,574
Other liabilities	564,034		557,604		529,716
Total liabilities	49,419,342		48,902,533		48,287,589
Shareholders’ equity:
Preferred equity	1,004,006		1,004,012		1,003,988
Common equity	6,521,334		6,221,344		5,744,696
Total shareholders’ equity	7,525,340		7,225,356		6,748,684
Total liabilities and shareholders’ equity	$56,944,682		$56,127,889		$55,036,273

Spread on average interest-bearing funds		3.05%		2.92%		3.00%

Net yield on interest-earning assets		3.25%		3.20%		3.29%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 18
January 26, 2015

CDO Investments – Selected Information Stratified into Performing
Tranches Without Credit Impairment and Nonperforming Tranches

	December 31, 2014
					Net unrealized (losses) gains recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	17	$443	$420	$325	$(95)	3.6%	73%
Total performing CDOs	17	443	420	325	(95)	3.6%	73%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	12	279	172	107	(65)	4.9%	38%
CDOs credit impaired during last 12 months	1	1	—	—	—	3.4%	—%
Total nonperforming CDOs	13	280	172	107	(65)	4.9%	38%

Total CDOs	30	$723	$592	$432	$(160)	4.0%	60%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI.

CDO Investments – Changes in Selected Information

	Changes from December 31, 2013 to December 31, 2014
					Decrease (increase) in net unrealized losses recognized in AOCI
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	(6)	$(244)	$(197)	$(174)	$23
Insurance CDOs	(22)	(433)	(413)	(346)	67
Other CDOs	(3)	(43)	(26)	(26)	—
Total performing CDOs	(31)	(720)	(636)	(546)	90

Nonperforming CDOs
CDOs credit impaired prior to last 12 months	(20)	(335)	(197)	(178)	19
CDOs credit impaired during last 12 months	(22)	(447)	(187)	(147)	40
Total nonperforming CDOs	(42)	(782)	(384)	(325)	59

Total CDOs	(73)	$(1,502)	$(1,020)	$(871)	$149

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ZIONS BANCORPORATION
Press Release – Page 19
January 26, 2015

GAAP to Non-GAAP Reconciliations
(Unaudited)

(Amounts in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)	$7,375,975	$7,322,159	$6,700,090	$6,586,216	$6,464,563
Preferred stock	(1,004,011)	(1,004,006)	(1,004,006)	(1,003,970)	(1,003,970)
Goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles	(25,520)	(28,160)	(30,826)	(33,562)	(36,444)
Tangible common equity (non-GAAP) (a)	$5,332,315	$5,275,864	$4,651,129	$4,534,555	$4,410,020

Common shares outstanding (b)	203,015	202,898	185,113	184,895	184,678

Tangible book value per common share (non-GAAP) (a/b)	$26.27	$26.00	$25.13	$24.53	$23.88

	Three Months Ended
(Amounts in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)	$73,206	$79,127	$104,490	$76,190	$(59,437)

Adjustments, net of tax:
Amortization of core deposit and other intangibles	1,676	1,690	1,735	1,827	2,046
Net earnings (loss) applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$74,882	$80,817	$106,225	$78,017	$(57,391)

Average common equity (GAAP)	$6,521,334	$6,221,344	$5,744,696	$5,595,363	$5,233,422
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles	(26,848)	(29,535)	(32,234)	(35,072)	(38,137)
Average tangible common equity (non-GAAP) (b)	$5,480,357	$5,177,680	$4,698,333	$4,546,162	$4,181,156

Number of days in quarter (c)	92	92	91	90	92
Number of days in year (d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	5.42%	6.19%	9.07%	6.96%	(5.45)%

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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